                                                                 Exhibit 10.2

                           PURCHASE AND SALE AGREEMENT


         THIS AGREEMENT is made and entered into as of ______, 199_ by and between MID-STATE HOMES, INC., a Florida corporation ("Mid-State" or the "Seller"), and Mid-State Trust 199 - (the "Issuer" or the "Purchaser"), a statutory Delaware business trust. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Indenture or the Trust Agreement each as defined below.

                               W I T N E S S E T H :

         WHEREAS, the Purchaser is a business trust created under the Delaware Business Trust Act by a trust agreement dated as of _________, 199_ (the "Trust Agreement") between Mid-State, as Depositor, and ________________ (in its capacity as trustee thereunder, the "Owner Trustee"); and

         WHEREAS, Jim Walter Homes, Inc. ("Jim Walter Homes"), an affiliate of the Seller, is in the business of constructing and selling partially-finished homes, generally on a deferred, installment sale basis pursuant to a building or installment sale contract between Jim Walter Homes and the purchaser of the home (the "Obligor"), and Jim Walter Homes receives from each such Obligor an Account Note and a related Mortgage. All Account Notes together with the related Mortgages are collectively referred to herein as the "Accounts"; and

         WHEREAS, the Seller desires to sell and assign all of its right, title and interest in and to the Accounts listed on the Schedule of Accounts (the "Mortgage Collateral") and the related Account Files, as defined below, to the Purchaser and the Purchaser desires to purchase all the Seller's right, title and interest in and to the Mortgage Collateral and the related Account Files; and

         WHEREAS, the Issuer will issue [ ]% Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), [ ]% Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), [ ]% Asset Backed Notes, Class A-3 (the "Class A-3 Notes") and [ ]% Asset Backed Notes, Class A-4 (the "Class A-4 Notes", and together with the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes, the "Notes"), secured by related mortgage and other collateral, as more particularly set forth in the Indenture dated as of __________, 199_ (the "Indenture") between the Issuer and ________________, as trustee (the "Indenture Trustee");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby do agree as follows:

         1. Purchase and Sale of Mortgage Collateral; Registration Instructions. Subject to the terms and conditions set forth herein, the Seller in its capacity as such agrees to sell and assign, and hereby does sell and assign, to the Purchaser all of its right, title and interest in and to (i) the Mortgage Collateral, including all payments received in respect of the Accounts comprising the Mortgage Collateral due after the Cut-Off Date and all payments in respect of such Accounts due prior to the Cut-Off Date but received after the Cut-Off Date and (ii) all documents and instruments related to the Accounts comprising the Mortgage Collateral as specified in Section 3 hereof (the "Account Files") to the Purchaser, and the Purchaser agrees to purchase, and does hereby purchase from the Seller, for a purchase price equal to the net proceeds of the sale of the Notes, all of the Seller's right, title and interest in and to (i) the Mortgage Collateral, including all payments in respect of the Accounts comprising the Mortgage Collateral due after the Cut-Off Date and all payments in respect of such Accounts due prior to the Cut-Off Date but received after the Cut-Off Date and (ii) the Account Files. The Seller shall direct the Issuer to deposit from the net proceeds of the sale of the Notes an amount equal to all payments received on or before five Business Days prior to the Closing Date in respect of the Mortgage Collateral into the Collection Account on the Closing Date. All payments received in respect of the Mortgage Collateral subsequent to such date shall be deposited by the Servicer in the Holding Account.

         2. Conditions Sale and Purchase. The sale to the Purchaser of the Mortgage Collateral and Account Files as provided in Section 1 hereof is subject to the following conditions: (i) the Seller shall have delivered to the Purchaser those documents set forth in subsections (i) through (v) of Section 3 hereof and (ii) the Purchaser shall deliver to the Seller the net proceeds from the sale of the Notes.

         3. Account Documents and Files. Except as otherwise disclosed in writing at the time of delivery, each Account File with respect to each Account shall consist of the following documents or instruments: (i) the building or installment sale contract relating to such Account; (ii) the Account Note, endorsed to the order of the Purchaser, without recourse; (iii) the original of the recorded Mortgage and the originals of other documents, if any, securing such Account Note; (iv) unrecorded assignments in recordable form to the Purchaser, together with originals or certified copies of any recorded assignment(s) from the originator of such Account to the Seller in respect of each such Account; (v) the originals of any assumption agreement, written assurance or substitution agreement relating to any Mortgaged Property conveyed by an Obligor in respect of any such Account; (vi) all insurance policies, including without limitation, fire and extended hazard insurance policies, related to the Accounts, naming the Issuer, the Indenture Trustee, the Servicer or the Subservicer as the loss payee of such policies; and (vii) any and all other documents or instruments in the possession of the Seller relating to the Accounts, which evidence, or were created in connection with the origination of, or necessary for the administration of the Accounts, including without limitation any credit reports, copies of deeds, completion certificates, title search reports and credit applications; provided, however, that if the original copy of any document described in clause (iii), (iv) or (v) has been retained by the recording office in which such document was recorded or is otherwise unavailable, then a copy thereof certified as true and correct by a duly authorized representative of such local recording office or officer of Mid-State shall be included as part of the documents for the related Account.

         4. Representations, Warranties and Covenants with respect to the Accounts.

                  A. Mid-State represents, warrants and covenants as of the date hereof and as of the Closing Date with respect to each Account comprising the Mortgage Collateral that:


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                           (i) The information set forth with respect to such
                  Account comprising the Mortgage Collateral in the Schedule of Accounts referred to in the Indenture is true and correct as of the date as of which such information is given.

                           (ii) The building or installment sale contract
                  relating to each Account has been duly executed by the parties thereto and the duties to be performed thereunder by the parties thereto and the Seller prior to the date the first payment in connection with such installment sale contract is due have been performed.

                           (iii) The Account Documents have been duly executed
                  and endorsed to the Purchaser and the Mortgage has been duly executed by the Obligor and, to the extent required under local law for recordation or enforcement, properly acknowledged.

                           (iv) Each Mortgage has been properly recorded as
                  required by law. Each such Mortgage shall constitute a valid first priority lien upon and secure title to the real property and improvements thereon described therein, which includes a single family detached dwelling, and such Mortgage and the Account Note secured thereby are, or shall be, fully enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally and by general principles of equity (whether applied in a proceeding in law or at equity).

                           (v) All costs, fees, intangible, documentary and
                  recording taxes and expenses incurred in making, closing and recording each Account have been paid.

                           (vi) No part of the Mortgaged Property purporting to
                  secure any Account Note has been, or shall have been, released from the lien or security interest of the Mortgage securing such Account Note, except for Mortgaged Property securing Account Notes which have been prepaid in full between the Cut-Off Date and the Closing Date, the amounts of such prepayments from the Cut-Off Date to the date that is five business days prior to the Closing Date to be deposited into the Collection Account on or prior to the Closing Date any prepayments thereafter to be deposited in the Holding Account pursuant to Section 2.07 of the Servicing Agreement.

                           (vii) The Seller is the owner of the Mortgage
                  Collateral and the Account Files free and clear of all liens, encumbrances and other interests. After the completion of the sale contemplated by this Agreement, the Purchaser will be sole owner of each Account and will have good title to such Account and full right and authority to transfer such Account and to Grant such Account to the Indenture Trustee.


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                           (viii) The Seller acquired title to the Mortgage
                  Collateral in good faith, for value and without notice of any adverse claim. Except to the extent permitted by the Servicing Agreement, no term or provision of any Account has been or will be altered, changed or modified in any way by the Purchaser or the Seller.

                           (ix) he Account Notes evidence obligations bearing a
                  fixed rate of finance charge and fully amortizing level monthly payments due on the 5th or the 15th day of each month. Each Account Note has an original term to maturity not in excess of 30 years. No less than [ ]% the Account Notes that have an Economic Balance greater than zero were originated from _________, 199_ through ___________, 199_ with the exception of Account Notes which represent the financing of subsequent resales of repossessed houses that secured Account Notes originated during such period. Each Account Note bears a finance charge of not less than [ ]% and not more than [ ]% per annum.

                           (x) As of the Closing Date, there is no right of
                  rescission, setoff, defense or counterclaim to any Account Note or Mortgage, including both the obligation of the Obligor to pay the unpaid principal or finance charge on such Account Note and the defense of usury; furthermore, neither the operation of any of the terms of the Account Note and the Mortgage nor the exercise of any right thereunder will render the Account Note or Mortgage unenforceable, in whole or in part, or subject such Account Note or Mortgage to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

                           (xi) As of the Closing Date, there are no mechanics'
                  liens or claims for work, labor or material (and to the best of the Seller's knowledge, no rights are outstanding that under law could give rise to such lien) affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of such Mortgage.

                           (xii) Each Account Note at origination complied in
                  all material respects with applicable local, state and federal laws, including without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby and by the Indenture will not involve the violation of any such laws.

                           (xiii) As of the Closing Date, with respect to each
                  Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated, serving and named in such Mortgage.

                           (xiv) There has been no fraud, dishonesty,
                  misrepresentation or negligence on the part of the originator (which is Jim Walter Homes) in


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                  connection with the origination of any Account Note or in
                  connection with the sale of the related Account.

                           (xv) To the best knowledge of the Seller, except
                  Mortgaged Properties for which Insurance Proceeds are available, each Mortgaged Property is free of damage which materially and adversely affects the value thereof.

                  B. If any of the representations and warranties with respect to any Account set forth in Section 4(A) hereof are found to be incorrect as of the time made in any respect or if any Account Document is defective in any material respect which materially and adversely affects the interest of the Purchaser in the Accounts or if any document required to be delivered to the Indenture Trustee has not been delivered or if any documents so delivered do not relate to an Account listed on the Schedule of Accounts, the Seller shall notify the Purchaser immediately after obtaining knowledge thereof and shall use its best efforts to eliminate or otherwise cure the circumstances and conditions in respect of such omission or defect or of which such representation or warranty was incorrect as of the time made within 90 days of such notice to the Purchaser. If such breach or omission or defect is not or cannot be cured within such 90- day period or, with the prior written consent of a Responsible Officer of the Indenture Trustee if so consented to under the Indenture, such longer period as specified in such consent, the Seller shall either (i) repurchase such Account from the Issuer for an amount equal to 100% of the then current Economic Balance of the affected Account (a "Defective Account") or (ii) substitute for such affected Account one or more Qualified Substitute Accounts (in which case the removed Account shall become a "Deleted Account"). The Seller shall promptly reimburse the Purchaser for any reasonable expenses (including without limitation reasonable attorney's fees) incurred by the Purchaser, in respect of any such breach, omission or defect.

                  As to any Deleted Account for which the Seller substitutes a Qualified Substitute Account or Qualified Substitute Accounts, the Seller shall effect such substitution by delivery to the Purchaser for such Qualified Substitute Account or Qualified Substitute Accounts the Account Note and such other Account Documents related thereto, with the Account Note endorsed to the order of the Seller, without recourse, and endorsed by the Seller in blank or to the order of the Purchaser, without recourse. Monthly Payments due with respect to Qualified Substitute Accounts in the month of substitution will be retained by the Seller. Available Funds will include the Monthly Payment due on any Deleted Account in the month of substitution, and the Seller shall deposit such amount in the Collection Account if received by it subsequent to the month of substitution. The Seller shall be entitled to receive all amounts due subsequent to the month of substitution in respect of such Deleted Account. The Seller shall give or cause to be given written notice to the Purchaser, the Indenture Trustee and the Rating Agencies that such substitution has taken place. Upon such substitution, such Qualified Substitute Account or Qualified Substitute Accounts shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Account or Qualified Substitute Accounts, as of the date of substitution, the representations and warranties set forth in Section 4A hereof.


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                  For any month in which the Seller substitutes one or more
Qualified Substitute Accounts for one or more Deleted Accounts, the Seller will determine the amount (if any) by which the aggregate outstanding Economic Balance of all such Qualified Substitute Accounts as of the date of substitution is less than the aggregate outstanding Economic Balance of all such Deleted Accounts. On the date of such substitution, the Seller will deposit from its own funds into the Collection Account an amount equal to the amount of such shortfall, if any, without reimbursement therefor.

                  It is understood and agreed that the obligations of the Seller set forth in this Section 4B to cure, substitute for or deposit funds in the Collection Account in connection with an Account constitute the sole remedies available to the Purchaser respecting a breach of the representations and warranties set forth in Section 4A or defect or omission.

         5. Representations, Warranties and Covenants of the Seller. The Seller hereby represents and warrants to the Purchaser that, as of the Closing Date:

                           (i) The Seller has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own, lease, operate and sell its properties and to conduct its business as presently conducted by it.

                           (ii) The Seller has the full corporate power and
                  authority and legal right to own the Mortgage Collateral and the related Account Files and to transfer and convey the Mortgage Collateral and the related Account Files to the Purchaser and has the full power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

                           (iii) This Agreement has been duly and validly
                  authorized, executed and delivered by the Seller, all requisite corporate action has been taken, and this Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                           (iv) No consent, approval, authorization or order of,
                  or filing with, any court or governmental agency or body is required for the consummation by the Seller of the sale contemplated by this Agreement except as required under the Uniform Commercial Code or in respect of recordings under real estate recording statutes and except as has been obtained and are in effect.

                           (v) Neither the sale of the Mortgage Collateral to
                  the Purchaser nor the execution, delivery or performance of this Agreement by the Seller conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (i) any term or provision of the charter or bylaws of the Seller, (ii) any term or provision of any agreement, contract, instrument or


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


                  indenture of any nature whatsoever, to which the Seller or any of its subsidiaries is a party or is bound or (iii) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its subsidiaries, or results or will result in the creation or imposition of any lien, charge or encumbrance upon the Mortgage Collateral or any documents or instrument evidencing or securing the Mortgage Collateral, except as contemplated by the Indenture.

                           (vi) The Seller shall keep and maintain, for the
                  period during which the representations contained in this
                  Section 5 survive, all records pertaining to the Seller's loss on account, foreclosure and delinquency experience for the Mortgage Collateral and shall permit the Purchaser or its designee, their agents or employees access to such records upon reasonable notice for the purposes of auditing the same in order to verify the accuracy and completeness thereof.

                           (vii) Except as set forth in Exhibit A attached
                  hereto, there are no actions, suits or proceedings pending or threatened against or affecting the Seller which if adversely determined, individually or in the aggregate, would materially adversely affect the Seller's obligations under this Agreement.

                           (viii) The Seller has duly and validly sold and
                  assigned its entire right, title and interest in and to the Mortgage Collateral and the related Account Files to the Purchaser, free and clear of any lien, encumbrance or any other interests of others (including without limitation any claim of any creditor of the Seller or any affiliate of the Seller).

                           (ix) The Seller agrees to include in its financial
                  statements a footnote describing the sale of the Mortgage Collateral and Account Files to the Purchaser and the issuance and sale of the Notes and indicating that the Purchaser's assets are not available to satisfy the claims of creditors, if any, of the Seller.

         6. Payment for the Mortgage Collateral. The Seller acknowledges receipt of payment in full for the Mortgage Collateral and Account Files and the Purchaser and the Seller agree that subsequent to the date hereof, no modification or adjustment shall be made in respect of such purchase price.

         7. Indemnity. The Seller agrees to indemnify, reimburse and hold the Purchaser and its successors, assigns, trustees, employees, agents and servants (hereinafter in this Section 8 referred to individually as "Indemnitee," and collectively as "Indemnities") harmless from any and all claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnities in any way relating to or arising out of this Agreement or the enforcement of any of the terms of, or the preservation of any rights hereunder, or in any way relating to or arising out of the origination, ownership, purchase,


                                       7
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repossession, sale or other disposition of any of the Accounts, the breach of any representation or warranty herein, the violation of the laws of any state or other governmental body or unit, or any tort or contract claim (including without limitation the claims or off-sets of third parties based on facts that cause a breach of a representation or warranty herein); provided that no Indemnitee shall be indemnified pursuant to this Section 8 for losses, damages or liabilities to the extent caused by the negligence or misconduct of such Indemnitee. The Seller agrees that upon written notice by any Indemnitee of the assertion of such a claim, demand, action, judgment or suit, the Seller shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify Seller of any such assertion of which such Indemnitee has knowledge.

         8. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser, at such address as the Purchaser may designate in writing to the Seller; and if to the Seller, addressed to the Seller at such address as the Seller may designate in writing to the Purchaser.

         9. Severability of Provisions. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Account shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

         10.      Further Assurances.

                           (i) The Seller agrees to execute and deliver such
                  instruments and take such actions as the Purchaser may, from time to time, reasonably request in order to convey the Accounts and the Account Files to the Purchaser and to effectuate the purpose and to carry out the terms of this Agreement.

                           (ii) The Seller and the Purchaser intend that, as a
                  result of the consummation of the transaction contemplated by this Agreement, the Seller will have transferred all of its right, title and interest in the Mortgage Collateral and the Account Files to the Purchaser and that this transaction be a true sale and agree that their actions have been and will be consistent with this characterization of the transaction.

                           (iii) Notwithstanding subsection (ii) hereof, solely
                  in the event that a court of appropriate jurisdiction were to recharacterize the transaction as a


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                  secured loan, the Seller hereby grants a security interest in and pledges, assigns and transfers to the Purchaser as of the date hereof (a) all of the right, title and interest of the Seller in and to the Mortgage Collateral and the related Account Files, (b) all cash, instruments or other property owned by the Seller and relating to the Mortgage Collateral held or required to be deposited on the Closing Date or thereafter in the Holding Account or the Collection Account, including all investments made with such funds and all income from such investments and (c) all proceeds of the foregoing, including, without limitation, all new Accounts originated in connection with the sale of property acquired in respect of the Mortgage Collateral, all insurance proceeds and condemnation awards. The Seller agrees to execute any financing statements (including a UCC-1 financing statement naming the Seller as seller/debtor and the Purchaser as purchaser/secured party) or other documentation necessary to create, maintain or perfect this security interest in the Mortgage Collateral and Account Files. The Seller and the Purchaser acknowledge that in the event a court were to recharacterize the transaction as a secured loan, the Indenture Trustee will act as agent of the Issuer pursuant to the terms of that certain letter between the Issuer and the Indenture Trustee attached hereto as Exhibit B.

         11. Survival. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on the Purchaser's behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Collateral and the related Account Files.

         12. Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         13. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         14. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         15. Successors and Assigns. All representatives, warranties, covenants and agreements contained herein shall be binding upon, and inure to the benefit of the Purchaser and the Indenture Trustee and its successors and assigns and the Seller and its successors and assigns, all as provided herein.

         16. Headings. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         17. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Florida, including all matters of construction, validity and performance.

         18. Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered on behalf of the Purchaser by __________________, not individually or personally but solely as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it as the Owner Trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Purchaser is made and intended not as personal representations, undertakings and agreements by ____________ but is made and intended for the purpose for binding only the Purchaser and (c) under no circumstances shall _____________ be personally liable for the payment of any indebtedness or expenses of the Purchaser or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Purchaser under this Agreement.

         IN WITNESS WHEREOF, each party has caused this Agreement to be signed and executed by its proper officer thereunder duly authorized, as of the day and year first written above.

                                   SELLER:
                                   MID-STATE HOMES, INC.


                                   By:      _________________________
                                   Name:
                                   Title:


                                   PURCHASER:

                                   MID-STATE TRUST 199 -

                                   By: ______________________________,
                                          not in its individual capacity
                                          but solely as Owner Trustee


                                   By:________________________________
                                   Name:
                                   Title:

                                    EXHIBIT A

               [Actions, suits, proceedings - See Section 5(vii)]

                                    EXHIBIT B

                      [Letterhead of the Indenture Trustee]



_________________________, 1997



Mid-State Trust 199 -
c/o ___________________,
 as Owner Trustee
[Address]
Attention:

                  Re: Indenture dated as of _________, 199_ Between ________________, as Trustee, and Mid-State Trust 199 - , as Issuer Relating to [ ]% Asset-Backed Notes, Class A-1, [ ]% Asset Backed Notes, Class A-2, [ ]% Asset Backed Notes, Class A-3 and [ ]% Asset Backed Notes, Class A-4

Ladies and Gentlemen:

         We are writing in connection with the issuance of your asset-backed notes pursuant to the Indenture described above. Capitalized terms used in this letter shall have the meanings assigned to them in the Indenture.

         This will confirm that in the event that the Purchase and Sale Agreement is deemed to transfer to the Issuer a security interest in any portion of the Trust Estate, we will act as the agent of the Issuer solely for purposes of perfecting its security interest in any such portion of the Trust Estate in our possession during the term of the Indenture, subject to the Grant made by the Issuer in the Indenture and in acting as such agent, we will have all of the protections given to us as Trustee under the Indenture.

                                              Very truly yours,


                                              [Indenture Trustee]



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